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[LETTERHEAD OF METRAHEALTH]



                                                                   Exhibit 10(w)



                                                                 October 2, 1995


Mr. Kennett L. Simmons
P.O. Box 28
Kents Store, Virginia  23084


Dear Mr. Simmons:

     This letter sets forth our agreement concerning a special bonus payment to be made to you in connection with the consummation of the merger of The MetraHealth Companies, Inc. (the "Company"), and United HealthCare Corporation.

     We have agreed that the Company will pay you the sum of Three Million Dollars ($3,000,000.00) upon the closing of the transaction described in the Agreement and Plan of Merger dated June 25, 1995, as amended, among United HealthCare Corporation, Montana Acquisition, Inc., The MetraHealth Companies, Inc., Metropolitan Life Insurance Company, The Travelers Insurance Company, Inc., The Travelers Insurance Group Inc., and MetLife HealthCare Holdings, Inc. (the "Merger Agreement").

     We have also agreed that the Company will pay you an additional Three Million Dollars ($3,000,000.00) if the 1995 audited operating results of the MetraHealth Business through September 30, 1995, equal at least One Hundred and Thirty-Five Million Dollars ($135,000,000.00), as adjusted in good faith and using best efforts by making material adjustments (on a pro-rata basis, when appropriate) consistent with the definition of Company Earnings in Section 2.03 of the Merger Agreement, excluding the prospective claim reserve true-up but including reserve margin changes (as those terms are used in the Merger Agreement). The Company will make reasonable efforts to make the calculation described above within ninety (90) days after September 30, 1995.

     The payments described in this letter are separate from any other payments of any type made or to be made to you by the Company, and this letter


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Mr. Kennett L. Simmons
October 2, 1995
Page 2

      does not modify or affect any other agreements between you and the Company. All amounts payable under this letter will be paid in cash, subject to required income and payroll tax withholdings.

           If the above is in accordance with your understanding of the terms of our agreement, please execute a duplicate copy of this letter where indicated.

                                                          Sincerely,


                                                     /s/  James M. Michener
                                                          James M. Michener
                                                          Secretary


Accepted and Agreed this 2 day
of October, 1995.


/s/ Kennett L. Simmons
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    Kennett L. Simmons